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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

           WARRIOR ENERGY SERVICES CORPORATION ANNOUNCES COMPLETION OF
                 ACQUISITION BY SUPERIOR ENERGY SERVICES, INC.


TUESDAY, DECEMBER 12, 2006


         Columbus, Mississippi. Warrior Energy Services Corporation (NASDAQ -
WARR) ("Warrior Energy") announced today that on December 12, 2006, Superior Energy Services, Inc. ("Superior") (NYSE-SPN) completed its acquisition of Warrior Energy by merging Warrior Energy into SPN Acquisition Sub, Inc., a wholly-owned subsidiary of Superior, pursuant to the Agreement and Plan of Merger among the parties dated September 22, 2006.

         Under the terms of the transaction, each Warrior Energy stockholder is entitled to receive $14.50 in cash and 0.452 shares of Superior common stock, plus cash for any fractional shares, in exchange for each outstanding share of Warrior Energy common stock.

         The Warrior Energy stockholders approved the merger at a special meeting of stockholders on December 12, 2006.

         The issuance of Superior common stock under the merger agreement was registered under the Securities Act of 1933 pursuant to Superior's registration statement on Form S-4 (File No. 333-138132). The proxy statement/prospectus included in the registration statement contains additional information about the transaction. A copy of the proxy statement/prospectus relating to the transaction can be obtained from Greg Rosenstein at Superior at 504-210-4119 or by mailing your request to his attention at Superior at 1105 Peters Road, Harvey, Louisiana 70058 or from Mr. Ron Whitter, Chief Financial Officer, at Warrior Energy 832-775-0016 or by mailing your request to his attention at Warrior Energy at Two Northpoint Drive, Suite 900, Houston, TX 77345.

         Simmons & Company International was the financial advisor to the Warrior Energy Board of Directors in connection with the merger agreement.

         Superior is a leading provider of specialized oilfield services and equipment focused on serving the production-related needs of oil and gas companies primarily in the Gulf of Mexico and the drilling-related needs of oil and gas companies in the Gulf of Mexico and select international market areas. Superior uses its production-related assets to enhance, maintain and extend production and, at the end of an offshore property's economic life, plug and decommission wells. Superior also owns and operates mature oil and gas properties in the Gulf of Mexico.

         Warrior Energy is a natural gas and oil service company providing services to natural gas and oil well operators in the most active basins in the continental United States and in the Gulf of Mexico.

         As a result of the acquisition of Warrior by Superior and the conversion of Warrior common stock into the right to receive the merger consideration, trading of Warrior common stock on the Nasdaq Global Market will be halted as of the close of business on December 12, 2006.


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         Additional information may be obtained by contacting Mr. Ron Whitter,
Chief Financial Officer of Warrior Energy, at 832-775-0016 or visiting Warrior Energy's website at www.warriorenergyservices.com.



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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995.
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         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Warrior Energy intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Although Warrior Energy believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees that actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include risk factors described from time to time in Warrior Energy's filings with the SEC. Warrior Energy assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Warrior Energy cautions readers that various risk factors could cause Warrior Energy's operating results and financial condition to differ materially from those expressed in any forward-looking statements made by Warrior Energy and could adversely affect Warrior Energy's business strategy and plans. Readers should refer to Warrior Energy's Annual Report on Form 10-K and the risk factors disclosed therein.